F.N.B. Corporation Reports Second Quarter Earnings
Record Revenue of $438 Million Grew 6.5% Linked-Quarter With Increased Profitability Driving Record Capital Levels

PITTSBURGH, PA – July 17, 2025 – F.N.B. Corporation (NYSE: FNB) reported earnings for the second quarter of 2025 with net income available to common shareholders of $130.7 million, or $0.36 per diluted common share. Comparatively, second quarter of 2024 net income available to common shareholders totaled $123.0 million ($123.7 million on an operating basis (non-GAAP)), or $0.34 per diluted common share, and first quarter of 2025 net income available to common shareholders totaled $116.5 million, or $0.32 per diluted common share.

“F.N.B. Corporation reported strong second quarter results, generating earnings per diluted common share of $0.36 with record revenue of $438 million, a 6.5% linked-quarter increase, principally driven by margin expansion, growth in net interest income and non-interest income. Pre-provision net revenue (non-GAAP) grew significantly with linked-quarter growth of 16%,” said F.N.B. Corporation Chairman, President and Chief Executive Officer, Vincent J. Delie, Jr. “Our sustained levels of profitability further strengthened capital to all-time highs with a CET1 ratio of 10.8% (estimated), tangible book value per share (non-GAAP) growth of 13% year-over-year to $11.14 and a tangible common equity ratio (non-GAAP) of 8.5%, while still producing a return on tangible common equity ratio (non-GAAP) of 14%. Balance sheet growth was solid with annualized average loan and deposit growth of 5.3% and 1.7%, respectively, benefiting from our diverse geographic footprint. FNB’s consistent underwriting standards and proactive credit risk management actions led to continued strong credit results for the quarter. The tech-focused investment in Clicks-to-Bricks strategy, the expanded utilization of our eStore® digital tools, data-driven analyses, predictive modeling and artificial intelligence position FNB for ongoing success."

Second Quarter 2025 Highlights
(All comparisons refer to the second quarter of 2024, except as noted)
•Average loans and leases totaled $34.5 billion, an increase of $1.2 billion, or 3.7%, including growth of $889.0 million in consumer loans and $357.8 million in commercial loans and leases.
•On a linked-quarter basis, average loans and leases increased $451.7 million, or 5.3% annualized, as average consumer loans increased $365.4 million, or 11.4% annualized, and average commercial loans and leases increased $86.3 million, or 1.6% annualized.
•Average deposits totaled $37.1 billion, an increase of $2.5 billion, or 7.3%, as the growth in average interest-bearing demand deposits of $2.3 billion and average time deposits of $595.8 million more than offset the decline in average savings deposits of $279.1 million and average non-interest-bearing demand deposits of $108.6 million.
•On a linked-quarter basis, average deposits increased $155.6 million, or 1.7% annualized, due to organic growth in new and existing customer relationships. The ratio of non-interest-bearing demand deposits to total deposits was stable at 26% at June 30, 2025, compared to the prior quarter end.
•The loan-to-deposit ratio was 92% at June 30, 2025, stable compared to 92% at March 31, 2025, and meaningfully lower compared to 96% at June 30, 2024.
•Net interest income totaled a record $347.2 million, an increase of $23.4 million, or 7.2%, from the prior quarter, primarily due to higher yields on earning assets (non-GAAP), lower cost of funds and one more day in the current quarter.
•Net interest margin (FTE) (non-GAAP) equaled 3.19%, an increase of 16 basis points from the first quarter of 2025, reflecting a 10 basis point improvement in the total yield on earning assets (non-GAAP) and a 6 basis point decline in the total cost of funds.

•Provision for credit losses was $25.6 million, an increase of $8.1 million from the prior quarter, with net charge-offs of $21.8 million, or 0.25% annualized of total average loans, compared to $12.5 million, or 0.15% annualized, in the prior quarter. The ratio of non-performing loans and other real estate owned (OREO) to total loans and leases and OREO decreased 14 basis points from the prior quarter to 0.34%, and total delinquency decreased 13 basis points from the prior quarter to 0.62%. The allowance for credit losses (ACL) to total loans and leases remained stable at 1.25%. Overall, asset quality metrics continue to remain at solid levels, reflecting continued proactive management of the loan portfolio.
•Record capital levels with the Common Equity Tier 1 (CET1) regulatory capital ratio at 10.8% (estimated), compared to 10.2% at June 30, 2024, and 10.7% at March 31, 2025. The tangible common equity to tangible assets ratio (non-GAAP) equaled 8.5%, compared to 7.9% at June 30, 2024, and 8.4% at March 31, 2025.
•Tangible book value per common share (non-GAAP) of $11.14 increased $1.26, or 12.8%, compared to June 30, 2024, and $0.31, or 2.9%, compared to March 31, 2025. Accumulated other comprehensive income/loss (AOCI) reduced the tangible book value per common share (non-GAAP) by $0.26 as of June 30, 2025, primarily due to the impact of unrealized losses on AFS securities, compared to a reduction of $0.67 as of June 30, 2024, and $0.34 as of March 31, 2025.
•During the second quarter of 2025, the Company repurchased 0.7 million shares of common stock at a weighted average share price of $13.85 while maintaining capital above stated operating levels and supporting loan growth in the quarter.

Non-GAAP measures referenced in this release are used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release. For more information regarding our use of non-GAAP measures, please refer to the discussion herein under the caption, "Use of Non-GAAP Financial Measures and Key Performance Indicators."

Quarterly Results Summary	2Q25	1Q25	2Q24
Reported results
Net income available to common shareholders (millions)	$130.7	$116.5	$123.0
Earnings per diluted common share	0.36	0.32	0.34
Book value per common share	18.17	17.86	16.94
Pre-provision net revenue (non-GAAP) (millions)	192.0	164.8	177.2
Operating results (non-GAAP)
Operating net income available to common shareholders (millions)	$130.7	$116.5	$123.7
Operating earnings per diluted common share	0.36	0.32	0.34
Operating pre-provision net revenue (millions)	192.0	164.8	178.0
Average diluted common shares outstanding (thousands)	362,259	363,069	362,701
Significant items impacting earnings(a) (millions)
Pre-tax FDIC special assessment	$—	$—	$(0.8)
After-tax impact of FDIC special assessment	—	—	(0.6)
Total significant items pre-tax	$—	$—	$(0.8)
Total significant items after-tax	$—	$—	$(0.6)

Capital measures
Common equity tier 1 (b)	10.8%	10.7%	10.2%
Tangible common equity to tangible assets (non-GAAP)	8.47	8.37	7.86
Tangible book value per common share (non-GAAP)	$11.14	$10.83	$9.88

(a) Favorable (unfavorable) impact on earnings.
(b) Estimated for 2Q25.

Second Quarter 2025 Results – Comparison to Prior-Year Quarter
(All comparisons refer to the second quarter of 2024, except as noted)

Net interest income totaled $347.2 million, an increase of $31.3 million, or 9.9%, reflecting growth in earning assets and lower interest-bearing deposit costs. The net interest margin (FTE) (non-GAAP) increased 10 basis points to 3.19%. The yield on earning assets (non-GAAP) decreased 10 basis points to 5.33%, driven by a 17 basis point decline in yields on loans to 5.79%, offset by a 32 basis point increase in yields on investment securities to 3.46%. Total cost of funds decreased 20 basis points to 2.26%, with a 27 basis point decrease in interest-bearing deposit costs to 2.66% and a 42 basis point decrease in total borrowing costs, inclusive of the December 2024 senior note offering of $500 million. The Federal Open Market Committee lowered the target federal funds rate by 100 basis points in the latter half of 2024.

Average loans and leases totaled $34.5 billion, an increase of $1.2 billion, or 3.7%, including growth of $889.0 million in consumer loans and $357.8 million in commercial loans and leases. Commercial and industrial loans increased $120.4 million, or 1.6%, commercial real estate increased $103.5 million, or 0.8%, and commercial leases increased $117.2 million, or 17.8%. The increase in average commercial loans and leases was driven by activity across the footprint, including the Charlotte and Cleveland markets. The increase in commercial real estate included fundings on previously originated construction projects. The increase in average consumer loans included a $1.2 billion increase in residential mortgages largely due to the continued successful execution in key markets and long-standing strategy of serving the purchase market. Average indirect auto loans decreased $388.1 million, due to a sale of $431 million that closed in the third quarter of 2024, partially offset by new organic growth in the portfolio.

Average deposits totaled $37.1 billion, an increase of $2.5 billion, or 7.3%. The growth in average interest-bearing demand deposits of $2.3 billion and average time deposits of $595.8 million more than offset the decline in average savings deposits of $279.1 million and average non-interest-bearing demand deposits of $108.6 million as customers continued to migrate balances into higher-yielding products. The funding mix has slightly shifted compared to the year-ago quarter with non-interest-bearing demand deposits comprising 26% of total deposits at June 30, 2025, compared to 29% a year ago, however, the loan-to-deposit ratio improved to 92% at June 30, 2025, compared to 96% at June 30, 2024.

Non-interest income totaled a record $91.0 million, compared to $87.9 million. Capital markets income increased $1.8 million, or 34.1%, driven by record debt capital markets income and contributions from international banking, customer swap activity and syndications. Wealth Management revenues increased $1.0 million, or 5.2%, as securities commissions and fees and trust income increased 11.3% and 1.0%, respectively, through continued strong contributions across the geographic footprint. Other non-interest income increased $2.2 million, or 59.7%, primarily due to gains on the disposition of leased equipment.

Non-interest expense totaled $246.2 million, increasing $19.6 million, or 8.7%. When adjusting for $0.8 million1 of significant items in the second quarter of 2024, operating non-interest expense (non-GAAP) increased $20.4 million, or 9.0%. Salaries and employee benefits increased $8.9 million, or 7.4%, primarily reflecting strategic hiring associated with our efforts to grow market share and continued investments in our risk management infrastructure, as well as higher production-related compensation. Net occupancy and equipment increased $4.3 million, or 10.1%, largely from technology-related investments and de novo branch expansions. Other non-interest expense increased $4.3 million, or 19.9%, primarily due to the impact of Community Uplift, a mortgage down payment assistance program that was enhanced and expanded in conjunction with our previously announced settlement agreement with the Department of Justice (DOJ).

1 Second quarter 2024 non-interest expense significant items impacting earnings included an $0.8 million (pre-tax) FDIC special assessment.

The ratio of non-performing loans and OREO to total loans and OREO increased 1 basis point to 0.34%. Total delinquency decreased 1 basis point to 0.62%. Overall, asset quality metrics continue to remain at solid levels.

The provision for credit losses was $25.6 million, compared to $20.2 million. The second quarter of 2025 reflected net charge-offs of $21.8 million, or 0.25% annualized of total average loans, compared to $7.8 million, or 0.09% annualized, reflecting continued proactive management of the loan portfolio. The ACL was $432.1 million, an increase of $13.3 million, with the ratio of the ACL to total loans and leases relatively stable at 1.25%.

The effective tax rate was 21.5%, compared to 21.6% in the second quarter of 2024.

The CET1 regulatory capital ratio was 10.8% (estimated) at June 30, 2025, and 10.2% at June 30, 2024. Tangible book value per common share (non-GAAP) was $11.14 at June 30, 2025, an increase of $1.26, or 12.8%, from $9.88 at June 30, 2024. AOCI reduced the current quarter tangible book value per common share (non-GAAP) by $0.26, compared to a reduction of $0.67 at the end of the year-ago quarter.

Second Quarter 2025 Results – Comparison to Prior Quarter
(All comparisons refer to the first quarter of 2025, except as noted)

Net interest income totaled $347.2 million, an increase of $23.4 million, or 7.2%, from the prior quarter total of $323.8 million, reflecting higher earning asset yields, lower costs of interest-bearing deposits and the impact of one more day in the quarter. The total yield on earning assets (non-GAAP) increased 10 basis points to 5.33%, reflecting an 11 basis point increase in loan yields and a 5 basis point increase in yields on investment securities. Second quarter net interest income included $2.2 million in purchase accounting accretion from pay-offs of previously acquired loans resulting in a 2 basis point impact to net interest margin. The total cost of funds decreased 6 basis points to 2.26%, as the cost of interest-bearing deposits declined 10 basis points to 2.66% and the long-term borrowing costs declined 12 basis points to 4.99%. The resulting net interest margin (FTE) (non-GAAP) was 3.19%, a 16 basis point increase from the prior quarter.

Average loans and leases totaled $34.5 billion, an increase of $451.7 million, or 5.3% annualized, as average consumer loans increased $365.4 million, or 11.4% annualized, and average commercial loans and leases increased $86.3 million, or 1.6% annualized. The increase in average commercial loans and leases included growth of $61.8 million in commercial real estate, $10.4 million in commercial leases and $3.3 million in commercial and industrial loans. For consumer lending, average residential mortgages increased $303.9 million driven by seasonal growth in mortgage originations.

Average deposits totaled $37.1 billion, an increase of $155.6 million, due to organic growth in new and existing customer relationships. The increases in average non-interest-bearing deposit balances of $164.5 million, average interest-bearing demand deposits of $88.3 million and average time deposits of $17.6 million were partially offset by a decline in average savings deposit balances of $114.8 million. The mix of non-interest-bearing demand deposits to total deposits was stable at 26% for June 30, 2025 and March 31, 2025. The loan-to-deposit ratio was also stable at 92% at June 30, 2025, and March 31, 2025.

Non-interest income totaled a record $91.0 million, an increase of $3.2 million, or 3.7%, from the prior quarter. Capital markets income totaled $6.9 million, an increase of $1.6 million, or 29.6%, driven by record debt capital markets income and contributions from international banking, customer swap activity and syndications. Interchange and card transaction fees increased $0.9 million, or 7.1%, due to higher customer transaction activity. Other non-interest income increased $3.2 million, or 113.5%, primarily due to gains on the disposition of leased equipment. Bank-owned life insurance decreased $1.5 million due to elevated life insurance claims in the prior quarter.

Non-interest expense totaled $246.2 million, a decrease of $0.6 million, or 0.2%, compared to the prior quarter. Salaries and employee benefits decreased $5.3 million, primarily due to normal seasonal long-term compensation expense of $7.6 million in the first quarter of 2025, partially offset by normal annual merit increases and higher production-related compensation. Other non-interest expense increased $3.4 million, or 15.0%, primarily due to the impact of Community Uplift, a mortgage down payment assistance program that was enhanced and expanded in conjunction with our previously announced settlement agreement with the Department of Justice (DOJ). The efficiency ratio (non-GAAP) totaled 54.8%, down from the seasonally higher 58.5% in the prior quarter.

The ratio of non-performing loans and OREO to total loans and OREO decreased 14 basis points to 0.34%, and delinquency decreased 13 basis points to 0.62%. Overall, asset quality metrics continue to remain at solid levels. The provision for credit losses was $25.6 million, compared to $17.5 million. The second quarter of 2025 reflected net charge-offs of $21.8 million, or 0.25% annualized of total average loans, compared to $12.5 million, or 0.15% annualized, reflecting continued proactive management of the loan portfolio. The ACL was $432.1 million, an increase of $3.2 million, with the ratio of the ACL to total loans and leases stable at 1.25%.

The effective tax rate was 21.5%, compared to 20.9%.

The CET1 regulatory capital ratio was 10.8% (estimated), compared to 10.7% at March 31, 2025. Tangible book value per common share (non-GAAP) was $11.14 at June 30, 2025, an increase of $0.31 per share. AOCI reduced the current quarter-end tangible book value per common share (non-GAAP) by $0.26, compared to a reduction of $0.34 at the end of the prior quarter.

Use of Non-GAAP Financial Measures and Key Performance Indicators
To supplement our Consolidated Financial Statements presented in accordance with GAAP, we use certain non-GAAP financial measures, such as operating net income available to common shareholders, operating earnings per diluted common share, return on average tangible equity, return on average tangible common equity, return on average tangible assets, tangible book value per common share, the ratio of tangible common equity to tangible assets, pre-provision net revenue (reported), operating pre-provision net revenue, operating non-interest expense, efficiency ratio, and net interest margin (FTE) to provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to assess their performance and trends.

These non-GAAP financial measures should be viewed as supplemental in nature, and not as a substitute for, or superior to, our reported results prepared in accordance with GAAP. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included later in this release under the heading “Reconciliations of Non-GAAP Financial Measures and Key Performance Indicators to GAAP.”

Management believes certain items (e.g., FDIC special assessment) are not organic to running our operations and facilities. These items are considered significant items impacting earnings as they are deemed to be outside of ordinary banking activities. These costs are specific to each individual transaction and may vary significantly based on the size and complexity of the transaction.

To facilitate peer comparisons of net interest margin and efficiency ratio, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets (loans and investments) to make it fully equivalent to interest income earned on taxable investments (this adjustment is not permitted under GAAP). Taxable-equivalent amounts for 2025 and 2024 were calculated using a federal statutory income tax rate of 21%.

Cautionary Statement Regarding Forward-Looking Information
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward‑looking statements are those that do not relate to historical facts and that are based on current assumptions, beliefs, estimates, expectations and projections, many of which, by their nature, are inherently uncertain and beyond our control. Forward-looking statements may relate to various matters, including our financial condition, results of operations, plans, objectives, future performance, business or industry, and usually can be identified by the use of forward-looking words, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “positioned,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar words or expressions or variations thereof, and the negative thereof, but these terms are not the exclusive means of identifying such statements. You should not place undue reliance on forward-looking statements, as they are subject to risks and uncertainties, including, but not limited to, those described below. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make.

There are various important factors that could cause future results to differ materially from historical performance and any forward-looking statements. Factors that might cause such differences, include, but are not limited to:
•the credit risk associated with the substantial amount of commercial loans and leases in our loan portfolio;
•the volatility of the mortgage banking business;
•changes in market interest rates and the unpredictability of monetary, tax and other policies of government agencies, including tariffs or the imposition of new tariffs, trade wars, barriers or restrictions, or threats of such actions;
•the impact of changes in interest rates on the value of our investment securities portfolios;
•changes in our ability to obtain liquidity as and when needed to fund our obligations as they come due, including as a result of adverse changes to our credit ratings;
•the risk associated with uninsured deposit account balances;
•regulatory limits on our ability to receive dividends from our subsidiaries and pay dividends to our shareholders;
•our ability to recruit and retain qualified banking professionals;
•the financial soundness of other financial institutions and the impact of volatility in the banking sector on us;
•changes and instability in economic conditions and financial markets, in the regions in which we operate or otherwise, including a contraction of economic activity, economic downturn or uncertainty and international conflict;
•our ability to continue to invest in technological improvements as they become appropriate or necessary;
•any interruption in or breach in security of our information systems, or other cybersecurity risks;
•risks associated with reliance on third-party vendors;
•risks associated with the use of models, estimations and assumptions in our business;
•the effects of adverse weather events and public health emergencies;
•the risks associated with acquiring other banks and financial services businesses, including integration into our existing operations;
•the extensive federal and state regulations, supervision and examination governing almost every aspect of our operations, and potential expenses associated with complying with such regulations;

•our ability to comply with the consent orders entered into by First National Bank of Pennsylvania with the Department of Justice and the North Carolina State Department of Justice, and related costs and potential reputational harm;
•changes in federal, state or local tax rules and regulations or interpretations, or accounting policies, standards and interpretations;
•the effects of climate change and related legislative and regulatory initiatives; and
•any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above.
FNB cautions that the risks identified here are not exhaustive of the types of risks that may adversely impact FNB and actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties described under Item 1A. Risk Factors and the Risk Management sections of our 2024 Annual Report on Form 10-K (including the MD&A section), our subsequent 2025 Quarterly Reports on Form 10-Q (including the risk factors and risk management discussions) and our other 2025 filings with the Securities and Exchange Commission (SEC), which are available on our corporate website at https://www.fnb-online.com/about-us/investor-information/reports-and-filings or the SEC’s website at www.sec.gov. We have included our web address as an inactive textual reference only. Information on our website is not part of our SEC filings.
You should treat forward-looking statements as speaking only as of the date they are made and based only on information then actually known to FNB. FNB does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.
Conference Call
F.N.B. Corporation (NYSE: FNB) announced the financial results for the second quarter of 2025 after the market close on Thursday, July 17, 2025. Chairman, President and Chief Executive Officer, Vincent J. Delie, Jr., Chief Financial Officer, Vincent J. Calabrese, Jr., and Chief Credit Officer, Gary L. Guerrieri, plan to host a conference call to discuss the Company’s financial results on Friday, July 18, 2025 at 8:30 AM ET.

A live listen-only webcast of the conference call will be available under the Investor Relations section of the Corporation’s website at www.fnbcorporation.com. Participants can access the link under the “About Us” tab and clicking on “Investor Relations” then “Investor Conference Calls.” The live webcast will open approximately 30 minutes prior to the start of the call.

To participate in the Q&A portion of the call, dial 844-802-2440 (for domestic callers) or 412-317-5133 (for international callers). Pre-registration can be accessed at https://dpregister.com/sreg/10200955/ff767c4fbd. Callers who pre-register will be provided a conference passcode and unique PIN to bypass the live operator and gain immediate access to the call.

Presentation slides and the earnings release will also be available under the Investor Relations section of the Corporation’s website at www.fnbcorporation.com.

Following the call, a replay of the conference call will be available via the webcast link under the Investor Relations section of the Corporation’s website at www.fnbcorporation.com.

About F.N.B. Corporation
F.N.B. Corporation (NYSE: FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in seven states and the District of Columbia. FNB’s market coverage spans several major metropolitan areas including: Pittsburgh, Pennsylvania; Baltimore, Maryland; Cleveland, Ohio; Washington, D.C.; Charlotte, Raleigh, Durham and the Piedmont Triad (Winston-Salem, Greensboro and High Point) in North Carolina; and Charleston, South Carolina. The Company has total assets of nearly $50 billion and approximately 350 banking offices throughout Pennsylvania, Ohio, Maryland, West Virginia, North Carolina, South Carolina, Washington, D.C. and Virginia.

FNB provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, government banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services, including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. FNB's wealth management services include asset management, private banking and insurance.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation website at www.fnbcorporation.com.

###
Analyst/Institutional Investor Contact:
Lisa Hajdu, 412-385-4773
hajdul@fnb-corp.com

Media Contact:
Jennifer Reel, 724-983-4856, 724-699-6389 (cell)
reel@fnb-corp.com

F.N.B. CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)				% Variance
				2Q25	2Q25	For the Six Months Ended June 30,		%
	2Q25	1Q25	2Q24	1Q25	2Q24	2025	2024	Var.
Interest Income
Loans and leases, including fees	$500,767	$480,574	$494,119	4.2	1.3	$981,341	$975,278	0.6
Securities:
Taxable	57,168	54,850	47,795	4.2	19.6	112,018	93,850	19.4
Tax-exempt	6,918	6,940	7,067	(0.3)	(2.1)	13,858	14,172	(2.2)
Other	17,788	17,073	8,207	4.2	116.7	34,861	17,385	100.5
Total Interest Income	582,641	559,437	557,188	4.1	4.6	1,142,078	1,100,685	3.8
Interest Expense
Deposits	181,190	185,828	179,960	(2.5)	0.7	367,018	350,358	4.8
Short-term borrowings	20,132	14,103	32,837	42.7	(38.7)	34,235	60,538	(43.4)
Long-term borrowings	34,123	35,661	28,501	(4.3)	19.7	69,784	54,891	27.1
Total Interest Expense	235,445	235,592	241,298	(0.1)	(2.4)	471,037	465,787	1.1
Net Interest Income	347,196	323,845	315,890	7.2	9.9	671,041	634,898	5.7
Provision for credit losses	25,601	17,489	20,189	46.4	26.8	43,090	34,079	26.4
Net Interest Income After Provision for Credit Losses	321,595	306,356	295,701	5.0	8.8	627,951	600,819	4.5
Non-Interest Income
Service charges	22,930	22,355	23,332	2.6	(1.7)	45,285	43,901	3.2
Interchange and card transaction fees	13,254	12,370	13,005	7.1	1.9	25,624	25,705	(0.3)
Trust services	11,591	12,400	11,475	(6.5)	1.0	23,991	22,899	4.8
Insurance commissions and fees	5,108	5,793	5,973	(11.8)	(14.5)	10,901	12,725	(14.3)
Securities commissions and fees	8,882	8,820	7,980	0.7	11.3	17,702	16,135	9.7
Capital markets income	6,897	5,323	5,143	29.6	34.1	12,220	11,474	6.5
Mortgage banking operations	6,306	6,993	6,956	(9.8)	(9.3)	13,299	14,870	(10.6)
Dividends on non-marketable equity securities	6,168	5,560	6,895	10.9	(10.5)	11,728	13,088	(10.4)
Bank owned life insurance	3,838	5,350	3,419	(28.3)	12.3	9,188	6,762	35.9
Net securities gains (losses)	58	—	(3)	n/m	n/m	58	(3)	n/m
Other	5,983	2,802	3,747	113.5	59.7	8,785	8,228	6.8
Total Non-Interest Income	91,015	87,766	87,922	3.7	3.5	178,781	175,784	1.7
Non-Interest Expense
Salaries and employee benefits	129,842	135,135	120,917	(3.9)	7.4	264,977	250,043	6.0
Net occupancy	19,299	19,758	18,632	(2.3)	3.6	39,057	38,227	2.2
Equipment	27,988	25,885	24,335	8.1	15.0	53,873	48,107	12.0
Outside services	25,317	26,341	23,250	(3.9)	8.9	51,658	46,130	12.0
Marketing	5,017	4,573	4,006	9.7	25.2	9,590	9,437	1.6
FDIC insurance	8,922	8,483	9,954	5.2	(10.4)	17,405	22,616	(23.0)
Bank shares and franchise taxes	3,960	4,136	3,930	(4.3)	0.8	8,096	8,056	0.5
Other	25,880	22,500	21,588	15.0	19.9	48,380	41,092	17.7
Total Non-Interest Expense	246,225	246,811	226,612	(0.2)	8.7	493,036	463,708	6.3
Income Before Income Taxes	166,385	147,311	157,011	12.9	6.0	313,696	312,895	0.3
Income tax expense (benefit)	35,715	30,796	33,974	(16.0)	5.1	66,511	67,527	(1.5)
Net Income	130,670	116,515	123,037	12.1	6.2	247,185	245,368	0.7
Preferred stock dividends	—	—	—	—	—	—	6,005	(100.0)
Net Income Available to Common Shareholders	$130,670	$116,515	$123,037	12.1	6.2	$247,185	$239,363	3.3
Earnings per Common Share
Basic	$0.36	$0.32	$0.34	12.5	5.9	$0.68	$0.66	3.0
Diluted	0.36	0.32	0.34	12.5	5.9	0.68	0.66	3.0
Cash Dividends per Common Share	0.12	0.12	0.12	—	—	0.24	0.24	—
n/m - not meaningful

F.N.B. CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)				% Variance
				2Q25	2Q25
	2Q25	1Q25	2Q24	1Q25	2Q24
Assets
Cash and due from banks	$535	$524	$448	2.1	19.4
Interest-bearing deposits with banks	1,892	1,921	1,432	(1.5)	32.1
Cash and Cash Equivalents	2,427	2,445	1,880	(0.7)	29.1
Securities available for sale	3,580	3,477	3,364	3.0	6.4
Securities held to maturity	4,115	4,029	3,893	2.1	5.7
Loans held for sale	296	190	132	55.8	124.2
Loans and leases, net of unearned income	34,679	34,235	33,757	1.3	2.7
Allowance for credit losses on loans and leases	(432)	(429)	(419)	0.7	3.1
Net Loans and Leases	34,247	33,806	33,338	1.3	2.7
Premises and equipment, net	557	539	489	3.3	13.9
Goodwill	2,480	2,478	2,477	0.1	0.1
Core deposit and other intangible assets, net	44	48	60	(8.3)	(26.7)
Bank owned life insurance	665	662	667	0.5	(0.3)
Other assets	1,314	1,346	1,415	(2.4)	(7.1)
Total Assets	$49,725	$49,020	$47,715	1.4	4.2
Liabilities
Deposits:
Non-interest-bearing demand	$9,872	$9,867	$10,062	0.1	(1.9)
Interest-bearing demand	17,292	16,920	14,697	2.2	17.7
Savings	3,071	3,147	3,348	(2.4)	(8.3)
Certificates and other time deposits	7,513	7,305	6,887	2.8	9.1
Total Deposits	37,748	37,239	34,994	1.4	7.9
Short-term borrowings	1,876	1,969	3,616	(4.7)	(48.1)
Long-term borrowings	2,692	2,514	2,016	7.1	33.5
Other liabilities	885	880	999	0.6	(11.4)
Total Liabilities	43,201	42,602	41,625	1.4	3.8
Shareholders' Equity
Common stock	4	4	4	—	—
Additional paid-in capital	4,691	4,696	4,690	(0.1)	—
Retained earnings	2,112	2,025	1,820	4.3	16.0
Accumulated other comprehensive loss	(92)	(121)	(243)	(24.0)	(62.1)
Treasury stock	(191)	(186)	(181)	2.7	5.5
Total Shareholders' Equity	6,524	6,418	6,090	1.7	7.1
Total Liabilities and Shareholders' Equity	$49,725	$49,020	$47,715	1.4	4.2

F.N.B. CORPORATION AND SUBSIDIARIES	2Q25			1Q25			2Q24
(Dollars in thousands)		Interest			Interest			Interest
(Unaudited)	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-bearing deposits with banks	$1,723,351	$17,788	4.14%	$1,741,006	$17,073	3.98%	$868,390	$8,207	3.80%
Taxable investment securities (1)	6,587,352	56,955	3.46	6,437,681	54,635	3.40	6,154,907	47,564	3.09
Tax-exempt investment securities (1) (2)	1,004,672	8,737	3.48	1,010,117	8,764	3.47	1,033,552	8,911	3.45
Loans held for sale	225,509	4,156	7.37	203,579	3,884	7.63	110,855	2,519	9.09
Loans and leases (2) (3)	34,502,493	498,078	5.79	34,050,781	478,065	5.68	33,255,738	492,902	5.96
Total Interest Earning Assets (2)	44,043,377	585,714	5.33	43,443,164	562,421	5.23	41,423,442	560,103	5.43
Cash and due from banks	395,418			393,846			387,374
Allowance for credit losses	(437,130)			(428,903)			(414,372)
Premises and equipment	555,889			538,394			484,851
Other assets	4,548,082			4,535,697			4,590,486
Total Assets	$49,105,636			$48,482,198			$46,471,781
Liabilities
Deposits:
Interest-bearing demand	$16,989,336	108,618	2.56	$16,901,025	108,828	2.61	$14,662,774	98,211	2.69
Savings	3,081,518	6,862	0.89	3,196,361	8,133	1.03	3,360,593	10,136	1.21
Certificates and other time	7,241,453	65,710	3.64	7,223,878	68,867	3.87	6,645,682	71,613	4.33
Total interest-bearing deposits	27,312,307	181,190	2.66	27,321,264	185,828	2.76	24,669,049	179,960	2.93
Short-term borrowings	1,876,526	20,132	4.29	1,374,269	14,103	4.14	2,640,985	32,837	4.99
Long-term borrowings	2,741,561	34,123	4.99	2,828,002	35,662	5.11	2,164,983	28,501	5.29
Total Interest-Bearing Liabilities	31,930,394	235,445	2.96	31,523,535	235,593	3.03	29,475,017	241,298	3.29
Non-interest-bearing demand deposits	9,812,486			9,647,959			9,921,073
Total Deposits and Borrowings	41,742,880		2.26	41,171,494		2.32	39,396,090		2.46
Other liabilities	883,637			938,559			1,037,452
Total Liabilities	42,626,517			42,110,053			40,433,542
Shareholders' Equity	6,479,119			6,372,145			6,038,239
Total Liabilities and Shareholders' Equity	$49,105,636			$48,482,198			$46,471,781
Net Interest Earning Assets	$12,112,983			$11,919,629			$11,948,425
Net Interest Income (FTE) (2)		350,269			326,828			318,805
Tax Equivalent Adjustment		(3,073)			(2,983)			(2,915)
Net Interest Income		$347,196			$323,845			$315,890
Net Interest Spread			2.37%			2.20%			2.14%
Net Interest Margin (2)			3.19%			3.03%			3.09%

(1)	The average balances and yields earned on securities are based on historical cost.
(2)	The interest income amounts are reflected on an FTE basis (non-GAAP), which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 21%. The yield on earning assets and the net interest margin are presented on an FTE basis (non-GAAP).
(3)	Average loans and leases consist of average total loans, including non-accrual loans, less average unearned income.

F.N.B. CORPORATION AND SUBSIDIARIES	Six Months Ended June 30,
(Dollars in thousands)	2025			2024
(Unaudited)		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-bearing deposits with banks	$1,732,129	$34,861	4.06%	$870,372	$17,385	4.02%
Taxable investment securities (1)	6,512,930	111,590	3.43	6,138,237	93,388	3.04
Tax-exempt investment securities (1) (2)	1,007,379	17,501	3.47	1,037,388	17,883	3.45
Loans held for sale	214,605	8,040	7.49	173,981	6,805	7.84
Loans and leases (2) (3)	34,277,885	976,142	5.73	32,818,345	971,049	5.94
Total Interest Earning Assets (2)	43,744,928	1,148,134	5.28	41,038,323	1,106,510	5.41
Cash and due from banks	394,636			399,027
Allowance for credit losses	(433,039)			(412,119)
Premises and equipment	547,190			477,183
Other assets	4,541,924			4,572,271
Total Assets	$48,795,639			$46,074,685
Liabilities
Deposits:
Interest-bearing demand	$16,945,425	217,445	2.59	$14,608,616	192,953	2.66
Savings	3,138,622	14,995	0.96	3,386,231	20,135	1.20
Certificates and other time	7,232,714	134,578	3.75	6,472,481	137,270	4.26
Total interest-bearing deposits	27,316,761	367,018	2.71	24,467,328	350,358	2.88
Short-term borrowings	1,626,785	34,235	4.23	2,520,544	60,538	4.82
Long-term borrowings	2,784,543	69,784	5.05	2,111,400	54,891	5.23
Total Interest-Bearing Liabilities	31,728,089	471,037	2.99	29,099,272	465,787	3.22
Non-interest-bearing demand deposits	9,730,677			9,930,212
Total Deposits and Borrowings	41,458,766		2.29	39,029,484		2.40
Other liabilities	910,946			1,006,295
Total Liabilities	42,369,712			40,035,779
Shareholders' Equity	6,425,927			6,038,906
Total Liabilities and Shareholders' Equity	$48,795,639			$46,074,685
Net Interest Earning Assets	$12,016,839			$11,939,051
Net Interest Income (FTE) (2)		677,097			640,723
Tax Equivalent Adjustment		(6,056)			(5,825)
Net Interest Income		$671,041			$634,898
Net Interest Spread			2.29%			2.19%
Net Interest Margin (2)			3.11%			3.13%

(1)	The average balances and yields earned on securities are based on historical cost.
(2)	The interest income amounts are reflected on an FTE basis (non-GAAP), which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 21%. The yield on earning assets and the net interest margin are presented on an FTE basis (non-GAAP).
(3)	Average loans and leases consist of average total loans, including non-accrual loans, less average unearned income.

F.N.B. CORPORATION AND SUBSIDIARIES
(Unaudited)

				For the Six Months Ended June 30,
	2Q25	1Q25	2Q24	2025	2024
Performance Ratios
Return on average equity	8.09%	7.42%	8.20%	7.76%	8.17%
Return on average tangible equity (1)	13.57	12.62	14.54	13.11	14.51
Return on average tangible common equity (1)	13.57	12.62	14.54	13.11	14.27
Return on average assets	1.07	0.97	1.06	1.02	1.07
Return on average tangible assets (1)	1.15	1.06	1.16	1.10	1.17
Net interest margin (FTE) (2)	3.19	3.03	3.09	3.11	3.13
Yield on earning assets (FTE) (2)	5.33	5.23	5.43	5.28	5.41
Cost of interest-bearing deposits	2.66	2.76	2.93	2.71	2.88
Cost of interest-bearing liabilities	2.96	3.03	3.29	2.99	3.22
Cost of funds	2.26	2.32	2.46	2.29	2.40
Efficiency ratio (1)	54.83	58.50	54.39	56.61	55.20
Effective tax rate	21.47	20.91	21.64	21.20	21.58
Capital Ratios
Equity / assets	13.12	13.09	12.76
Common equity tier 1 (3)	10.8	10.7	10.2
Leverage	8.78	8.72	8.63
Tangible common equity / tangible assets (1)	8.47	8.37	7.86
Common Stock Data
Average diluted common shares outstanding	362,258,964	363,068,604	362,701,233	362,663,795	362,660,259
Period end common shares outstanding	359,123,010	359,364,784	359,558,026
Book value per common share	$18.17	$17.86	$16.94
Tangible book value per common share (1)	11.14	10.83	9.88
Dividend payout ratio (common)	33.34%	37.75%	35.42%	35.42%	36.56%

(1)	See non-GAAP financial measures section of this Press Release for additional information relating to the calculation of this item.
(2)	The net interest margin and yield on earning assets (all non-GAAP measures) are presented on a fully taxable equivalent (FTE) basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 21%.
(3)	June 30, 2025 Common Equity Tier 1 Capital ratio is an estimate.

F.N.B. CORPORATION AND SUBSIDIARIES
(Dollars in millions)
(Unaudited)
				% Variance
				2Q25	2Q25
	2Q25	1Q25	2Q24	1Q25	2Q24
Balances at period end
Loans and Leases:
Commercial real estate (1)	$12,686	$12,652	$12,664	0.3	0.2
Commercial and industrial	7,556	7,628	7,597	(0.9)	(0.5)
Commercial leases	774	782	683	(1.0)	13.3
Other	182	174	145	4.6	25.5
Commercial loans and leases	21,198	21,236	21,089	(0.2)	0.5
Direct installment	2,671	2,656	2,700	0.6	(1.1)
Residential mortgages	8,595	8,184	7,459	5.0	15.2
Indirect installment	780	776	1,188	0.5	(34.3)
Consumer LOC	1,435	1,383	1,321	3.8	8.6
Consumer loans	13,481	12,999	12,668	3.7	6.4
Total loans and leases	$34,679	$34,235	$33,757	1.3	2.7
Note: Loans held for sale were $296, $190 and $132 at 2Q25, 1Q25, and 2Q24, respectively.
(1) Commercial real estate is made up of 70% non-owner occupied and 30% owner-occupied at June 30, 2025.
				% Variance
Average balances				2Q25	2Q25	For the Six Months Ended June 30,		%
Loans and Leases:	2Q25	1Q25	2Q24	1Q25	2Q24	2025	2024	Var.
Commercial real estate	$12,767	$12,705	$12,663	0.5	0.8	$12,749	$12,437	2.5
Commercial and industrial	7,592	7,589	7,472	—	1.6	7,578	7,475	1.4
Commercial leases	776	766	659	1.4	17.8	771	659	17.1
Other	159	148	142	7.3	11.7	154	139	10.8
Commercial loans and leases	21,294	21,208	20,936	0.4	1.7	21,251	20,709	2.6
Direct installment	2,667	2,664	2,704	0.1	(1.4)	2,665	2,715	(1.8)
Residential mortgages	8,352	8,048	7,137	3.8	17.0	8,200	6,941	18.1
Indirect installment	780	760	1,168	2.7	(33.2)	770	1,153	(33.2)
Consumer LOC	1,410	1,372	1,310	2.8	7.7	1,391	1,300	7.0
Consumer loans	13,209	12,843	12,320	2.8	7.2	13,027	12,110	7.6
Total loans and leases	$34,502	$34,051	$33,256	1.3	3.7	$34,278	$32,818	4.4

F.N.B. CORPORATION AND SUBSIDIARIES
(Dollars in millions)				% Variance
(Unaudited)				2Q25	2Q25
Asset Quality Data	2Q25	1Q25	2Q24	1Q25	2Q24
Non-Performing Assets
Non-performing loans	$117	$161	$108	(27.3)	8.3
Other real estate owned (OREO)	2	2	3	—	(33.3)
Non-performing assets	$119	$163	$111	(27.0)	7.2
Non-performing loans / total loans and leases	0.34%	0.47%	0.32%
Non-performing assets plus 90+ days past due / total loans and leases plus OREO	0.38	0.50	0.36
Non-performing loans plus OREO / total loans and leases plus OREO	0.34	0.48	0.33
Delinquency
Loans 30-89 days past due	$86	$88	$95	(2.3)	(9.5)
Loans 90+ days past due	13	9	11	44.4	18.2
Non-accrual loans	117	161	108	(27.3)	8.3
Past due and non-accrual loans	$216	$258	$214	(16.3)	0.9
Past due and non-accrual loans / total loans and leases	0.62%	0.75%	0.63%

F.N.B. CORPORATION AND SUBSIDIARIES
(Dollars in millions)				% Variance
(Unaudited)				2Q25	2Q25	For the Six Months Ended June 30,		%
Allowance on Loans and Leases and Allowance for Unfunded Loan Commitments Rollforward	2Q25	1Q25	2Q24	1Q25	2Q24	2025	2024	Var.
Allowance for Credit Losses on Loans and Leases
Balance at beginning of period	$428.9	$422.8	$406.3	1.4	5.6	$422.8	$405.6	4.3
Provision for credit losses	25.0	18.6	20.3	34.1	22.9	43.6	33.8	28.8
Net loan (charge-offs) / recoveries	(21.8)	(12.5)	(7.8)	73.7	177.5	(34.3)	(20.6)	66.4
Allowance for credit losses on loans and leases	$432.1	$428.9	$418.8	0.7	3.2	$432.1	$418.8	3.2
Allowance for Unfunded Loan Commitments
Allowance for unfunded loan commitments balance at beginning of period	$20.3	$21.4	$21.9	(5.3)	(7.4)	$21.4	$21.5	(0.5)
Provision (reduction in allowance) for unfunded loan commitments / other adjustments	0.7	(1.1)	(0.1)	161.7	683.2	(0.4)	0.3	(261.2)
Allowance for unfunded loan commitments	$21.0	$20.3	$21.8	3.4	(3.7)	$21.0	$21.8	(3.7)
Total allowance for credit losses on loans and leases and allowance for unfunded loan commitments	$453.0	$449.1	$440.5	0.9	2.8	$453.0	$440.5	2.8
Allowance for credit losses on loans and leases / total loans and leases	1.25%	1.25%	1.24%
Allowance for credit losses on loans and leases / total non-performing loans	370.7	266.9	388.1
Net loan charge-offs (annualized) / total average loans and leases	0.25	0.15	0.09			0.20%	0.13%

F.N.B. CORPORATION AND SUBSIDIARIES
(Unaudited)

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE INDICATORS TO GAAP
We believe the following non-GAAP financial measures provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers. The non-GAAP financial measures we use may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with U.S. GAAP. The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in our financial statements.
				% Variance
				2Q25	2Q25	For the Six Months Ended June 30,		%
	2Q25	1Q25	2Q24	1Q25	2Q24	2025	2024	Var.
Operating net income available to common shareholders
(dollars in thousands)
Net income available to common shareholders	$130,670	$116,515	$123,037			$247,185	$239,363
Preferred dividend at redemption	—	—	—			—	3,995
Branch consolidation costs	—	—	—			—	1,194
Tax benefit of branch consolidation costs	—	—	—			—	(251)
FDIC special assessment	—	—	804			—	5,212
Tax benefit of FDIC special assessment	—	—	(169)			—	(1,095)
Reduction of previous estimated loss on indirect auto loan sale	—	—	—			—	(2,603)
Tax expense of reduction of previous estimated loss on indirect auto loan sale	—	—	—			—	547
Operating net income available to common shareholders (non-GAAP)	$130,670	$116,515	$123,672	12.1	5.7	$247,185	$246,362	0.3

Operating earnings per diluted common share
Earnings per diluted common share	$0.36	$0.32	$0.34			$0.68	$0.66
Preferred dividend at redemption	—	—	—			—	0.01
Branch consolidation costs	—	—	—			—	—
Tax benefit of branch consolidation costs	—	—	—			—	—
FDIC special assessment	—	—	—			—	0.01
Tax benefit of FDIC special assessment	—	—	—			—	—
Reduction of previous estimated loss on indirect auto loan sale	—	—	—			—	(0.01)
Tax expense of reduction of previous estimated loss on indirect auto loan sale	—	—	—			—	—
Operating earnings per diluted common share (non-GAAP)	$0.36	$0.32	$0.34	12.5	5.9	$0.68	$0.68	—

F.N.B. CORPORATION AND SUBSIDIARIES
(Unaudited)
				For the Six Months Ended June 30,
	2Q25	1Q25	2Q24	2025	2024
Return on average tangible equity
(dollars in thousands)
Net income (annualized)	$524,116	$472,534	$494,851	$498,467	$493,431
Amortization of intangibles, net of tax (annualized)	12,607	12,620	13,913	12,614	14,014
Tangible net income (annualized) (non-GAAP)	$536,723	$485,154	$508,764	$511,081	$507,445

Average total shareholders' equity	$6,479,119	$6,372,145	$6,038,239	$6,425,927	$6,038,906
Less: Average intangible assets (1)	(2,525,338)	(2,527,636)	(2,539,710)	(2,526,481)	(2,541,871)
Average tangible shareholders' equity (non-GAAP)	$3,953,781	$3,844,509	$3,498,529	$3,899,446	$3,497,035

Return on average tangible equity (non-GAAP)	13.57%	12.62%	14.54%	13.11%	14.51%

Return on average tangible common equity
(dollars in thousands)
Net income available to common shareholders (annualized)	$524,116	$472,534	$494,851	$498,467	$481,357
Amortization of intangibles, net of tax (annualized)	12,607	12,620	13,913	12,614	14,014
Tangible net income available to common shareholders (annualized) (non-GAAP)	$536,723	$485,154	$508,764	$511,081	$495,371

Average total shareholders' equity	$6,479,119	$6,372,145	$6,038,239	$6,425,927	$6,038,906
Less: Average preferred shareholders' equity	—	—	—	—	(26,427)
Less: Average intangible assets (1)	(2,525,338)	(2,527,636)	(2,539,710)	(2,526,481)	(2,541,871)
Average tangible common equity (non-GAAP)	$3,953,781	$3,844,509	$3,498,529	$3,899,446	$3,470,608

Return on average tangible common equity (non-GAAP)	13.57%	12.62%	14.54%	13.11%	14.27%

(1) Excludes loan servicing rights.

F.N.B. CORPORATION AND SUBSIDIARIES
(Unaudited)
				For the Six Months Ended June 30,
	2Q25	1Q25	2Q24	2025	2024
Return on average tangible assets
(dollars in thousands)
Net income (annualized)	$524,116	$472,534	$494,851	$498,467	$493,431
Amortization of intangibles, net of tax (annualized)	12,607	12,620	13,913	12,614	14,014
Tangible net income (annualized) (non-GAAP)	$536,723	$485,154	$508,764	$511,081	$507,445

Average total assets	$49,105,636	$48,482,198	$46,471,781	$48,795,639	$46,074,685
Less: Average intangible assets (1)	(2,525,338)	(2,527,636)	(2,539,710)	(2,526,481)	(2,541,871)
Average tangible assets (non-GAAP)	$46,580,298	$45,954,562	$43,932,071	$46,269,158	$43,532,814

Return on average tangible assets (non-GAAP)	1.15%	1.06%	1.16%	1.10%	1.17%
(1) Excludes loan servicing rights.

F.N.B. CORPORATION AND SUBSIDIARIES
(Unaudited)
	2Q25	1Q25	2Q24
Tangible book value per common share
(dollars in thousands, except per share data)
Total shareholders' equity	$6,523,791	$6,418,012	$6,089,634
Less: Intangible assets (1)	(2,524,005)	(2,525,619)	(2,537,532)
Tangible common equity (non-GAAP)	$3,999,786	$3,892,393	$3,552,102

Common shares outstanding	359,123,010	359,364,784	359,558,026

Tangible book value per common share (non-GAAP)	$11.14	$10.83	$9.88

Tangible common equity to tangible assets
(dollars in thousands)
Total shareholders' equity	$6,523,791	$6,418,012	$6,089,634
Less: Intangible assets (1)	(2,524,005)	(2,525,619)	(2,537,532)
Tangible common equity (non-GAAP)	$3,999,786	$3,892,393	$3,552,102

Total assets	$49,724,837	$49,019,742	$47,714,742
Less: Intangible assets (1)	(2,524,005)	(2,525,619)	(2,537,532)
Tangible assets (non-GAAP)	$47,200,832	$46,494,123	$45,177,210

Tangible common equity to tangible assets (non-GAAP)	8.47%	8.37%	7.86%
(1) Excludes loan servicing rights.

Operating non-interest expense
(in thousands)
Non-interest expense	$246,225	$246,811	$226,612
FDIC special assessment	—	—	(804)
Operating non-interest expense (non-GAAP)	$246,225	$246,811	$225,808

F.N.B. CORPORATION AND SUBSIDIARIES
(Unaudited)
				For the Six Months Ended June 30,
	2Q25	1Q25	2Q24	2025	2024
KEY PERFORMANCE INDICATORS
Pre-provision net revenue
(in thousands)
Net interest income	$347,196	$323,845	$315,890	$671,041	$634,898
Non-interest income	91,015	87,766	87,922	178,781	175,784
Less: Non-interest expense	(246,225)	(246,811)	(226,612)	(493,036)	(463,708)
Pre-provision net revenue (reported) (non-GAAP)	$191,986	$164,800	$177,200	$356,786	$346,974
Pre-provision net revenue (reported) (annualized) (non-GAAP)	$770,055	$668,357	$712,695	$719,485	$697,760
Adjustments:
Add: Branch consolidation costs (non-interest expense)	—	—	—	—	1,194
Add: FDIC special assessment (non-interest expense)	—	—	804	—	5,212
Less: Reduction of previous estimated loss on indirect auto loan sale (non-interest expense)	—	—	—	—	(2,603)
Operating pre-provision net revenue (non-GAAP)	$191,986	$164,800	$178,004	$356,786	$350,777
Operating pre-provision net revenue (annualized) (non-GAAP)	$770,055	$668,357	$715,928	$719,485	$705,408

Efficiency ratio (FTE)
(dollars in thousands)
Total non-interest expense	$246,225	$246,811	$226,612	$493,036	$463,708
Less: Amortization of intangibles	(3,979)	(3,939)	(4,379)	(7,918)	(8,821)
Less: OREO expense	(316)	(315)	(200)	(631)	(390)
Less: Branch consolidation costs	—	—	—	—	(1,194)
Less: FDIC special assessment	—	—	(804)	—	(5,212)
Add: Reduction of previous estimated loss on indirect auto loan sale	—	—	—	—	2,603
Adjusted non-interest expense	$241,930	$242,557	$221,229	$484,487	$450,694

Net interest income	$347,196	$323,845	$315,890	$671,041	$634,898
Taxable equivalent adjustment	3,073	2,983	2,915	6,056	5,825
Non-interest income	91,015	87,766	87,922	178,781	175,784
Less: Net securities losses (gains)	(58)	—	3	(58)	3
Adjusted net interest income (FTE) + non-interest income	$441,226	$414,594	$406,730	$855,820	$816,510

Efficiency ratio (FTE) (non-GAAP)	54.83%	58.50%	54.39%	56.61%	55.20%